                      Report of Independent Accountants on
                         Applying Agreed-Upon Procedures


U.S. Bancorp
Minneapolis, Minnesota

We have performed the procedures enumerated below, which were agreed to by management of U.S. Bank National Association ND (formerly First Bank of South Dakota), the Transferor, and U.S. Bancorp Card Services, Inc. (formerly FBS Card Services, Inc.), the Servicer, wholly-owned subsidiaries of U.S. Bancorp, (collectively known as the "Companies"), pursuant to the Pooling and Servicing Agreement dated February 1, 1997 and the Supplement dated February 27, 1997 (collectively the "PSA") with respect to the First Bank Corporate Card Master Trust Series 1997-1 (the "Trust"), solely to assist you in evaluating management's assertion that the Servicer has, to the best of their knowledge, fully performed all its obligations under the PSA throughout the twelve month period from January 1, 2000 to December 31, 2000 and no default in the performance of such obligation has occurred or is continuing as noted in the Annual Servicer's Certificate dated March 14, 2001. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or any other purpose.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the PSA. Our procedures, with respect to management's assertion, were as follows:

SECTION 3.1 - ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATED TO THE
              SERVICER

   1. Obtained a copy of the December 31, 2000 Monthly Certificateholder Statement (the "Statement") as evidence that U.S. Bancorp Card Services, Inc. is the Servicer.

   2. Inquired of Michael T. Scarseth, Servicing Officer, regarding whether U.S. Bancorp Card Services, Inc. has procedures for identifying and accounting for Ineligible Receivables, as defined by Section 2.4 (d) of the PSA, and for payments received with respect to Ineligible Receivables, separately from its accounting for Collections on Receivables retained by the Trust. Mr. Scarseth represented that U.S. Bancorp Card Services, Inc. has procedures for identifying and accounting for Ineligible Receivables, as defined by
      Section 2.4 (d) of the PSA, and for payments received with respect to Ineligible Receivables, separately from its accounting for Collections on Receivables retained by the Trust.

   3. Obtained documentation from Marsh USA Inc., U.S. Bancorp's financial institutions bond coverage provider, indicating that U.S. Bancorp Card Services, Inc. maintains financial institutions bond coverage to insure against losses resulting from wrongdoing of its officers and employees servicing charge card receivables.

SECTION 3.2 - SERVICING COMPENSATION

   1. Obtained the Statements for January 2000 through December 2000 and recalculated U.S. Bancorp Card Services, Inc.'s servicing fee to be an amount equal to 1/12 of the product of the series servicing fee rate (1%) and the servicing base amount, and verified that the servicing fees are allocated pro rata between certificates.

SECTION 3.3 - REPRESENTATIONS AND WARRANTIES OF THE SERVICER

   1. Obtained a copy of the State of Minnesota and North Dakota Certificates of Good Standing dated March 12, 2001, from Mr. Scarseth, Servicing Officer, indicating U.S. Bancorp Card Services, Inc. is duly incorporated and in good standing under Minnesota and North Dakota laws and is authorized to transact business as of the date of the Certificates of Good Standing.

   2. Inquired of Mr. Scarseth, Servicing Officer, whether U.S. Bancorp Card Services, Inc. has obtained all licenses and approvals necessary to service the Receivables as required under federal, Minnesota, and North Dakota law. Mr. Scarseth represented that U.S. Bancorp Card Services, Inc. has obtained the above-referenced licenses and approvals necessary to service the Receivables as required under federal, Minnesota, and North Dakota law.

   3. Compared the names of the signers (Patty Finnemore or Mr. Scarseth) on the Statements to the Board of Directors' resolutions indicating that the signers on the Statements are authorized to act on behalf of the Companies.

   4. Inquired of Mr. Scarseth, Servicing Officer, regarding whether to the best of his knowledge, there are any proceedings or investigations pending related to the servicing of Receivables. Mr. Scarseth represented that there are no proceedings or investigations pending related to the servicing of Receivables.

   5. Inquired of Mr. Scarseth, Servicing Officer, regarding whether to the best of his knowledge, U.S. Bancorp Card Services, Inc. has not permitted any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Mr. Scarseth represented that U.S. Bancorp Card Services, Inc. has not permitted any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

   6. Inquired of Mr. Scarseth, Servicing Officer, regarding whether to the best of his knowledge, all approvals, authorizations, consents, orders, or other actions of any person or Governmental Authority required in connection with the execution and delivery of the PSA by U.S. Bancorp Card Services, Inc. were complete. Mr. Scarseth represented that all approvals, authorizations, consents, orders, or other actions of any person or Governmental Authority required in connection with the execution and delivery of the PSA by U.S. Bancorp Card Services, Inc. were complete.

   7. Inquired of Mr. Scarseth, Servicing Officer, regarding whether to the best of his knowledge, each Receivable is payable pursuant to a contract which does not create a lien on any merchandise purchased thereunder. Mr. Scarseth represented that each Receivable is payable pursuant to a contract which does not create a lien on any merchandise purchased thereunder.

SECTION 3.4 - REPORTS AND RECORDS FOR THE TRUSTEE

   1. Inquired of Mr. Scarseth, Servicing Officer, whether upon reasonable prior notice he can prepare and make available for inspection by the Trustee a record setting forth:

      (a) the aggregate amount of Collections processed by the Servicer on the preceding Business Day, and
      (b) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

      Mr. Scarseth represented that upon reasonable prior notice he can prepare and make available for inspection by the Trustee a record setting forth the above-referenced information.

   2. Obtained the Statements for the months of January 2000 through December 2000 and on a sample basis agreed information from ancillary systems to the Statements. The results of these procedures are reported in a separate letter to U.S. Bancorp dated March 16, 2001.

SECTION 3.5 - ANNUAL SERVICER'S CERTIFICATE

   1. Obtained a copy of the Annual Servicer's Certificate to the Trustee, Enhancement Provider and Rating Agency for the twelve month period ended December 31, 2000.

SECTION 3.7 - TAX TREATMENT

   1. Inquired of Mr. Scarseth, Servicing Officer, whether to the best of his knowledge, the Companies have not filed a tax return or obtained an employer identification number on behalf of the Trust. Mr. Scarseth represented that the Companies have not filed a tax return or obtained an employer identification number on behalf of the Trust.

SECTION 3.9 - REPORTS TO THE COMMISSION

   1. Obtained copies of the January 2000 through December 2000 monthly Statements filed with the Securities Exchange Commission, as required under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission thereunder.

SECTION 4.1 - RIGHTS OF CERTIFICATEHOLDERS

   1. Obtained copies of the First Bank Corporate Card Master Trust Class A 6.40%, Asset Backed Certificates Number R-1 and R-2 and Class B 6.55% Asset Backed Certificate Number R-1 issued February 27, 1997, evidencing that they represent an undivided interest in the Trust.

SECTION 4.2 - ESTABLISHMENT OF ACCOUNT

   1. Obtained a memo from Annette Marsula, Citibank, Senior Trust Officer, supporting the opening of the Collection and Excess Funding Accounts in the name of Citibank, the Trustee.

   2. Obtained the monthly Interest Funding Account Statements provided to U.S. Bancorp Card Services, Inc. by Citibank, indicating the amount deposited in the Interest Funding Account for January 2000 through December 2000.

SECTION 4.3 - COLLECTIONS AND ALLOCATIONS

   1. Compared the Standard & Poor's and Moody's ratings per Bloomberg as of March 9, 2001 to the ratings required by the PSA and noted that the Company has a certificate of deposit or commercial paper rating of at least A-1 and P-1, respectively.

   2. Compared the amount allocated to the Holder of the Exchangeable Transferor Certificate to an amount equal to the product of the Transferor Percentage and the aggregate amount of Principal Collections and Yield Collections, respectively, in each Collection Period.

SECTION 8.8 - EXAMINATION OF RECORDS

   1. Inquired of Mr. Scarseth, Servicing Officer, whether U.S. Bancorp Card Services, Inc.'s procedures clearly and unambiguously identify each Account in its computer or other records to reflect that the Receivables arising in the Account have been conveyed to the Trust. Mr. Scarseth represented that U.S. Bancorp Card Services, Inc.'s procedures clearly and unambiguously identify each Account in its computer or other records to reflect that the Receivables arising in the Account have been conveyed to the Trust.

   2. Inquired of Mr. Scarseth, Servicing Officer, whether U.S. Bancorp Card Services, Inc., prior to sale or transfer to a third party, examines its computer and other records of any receivable held in custody, to determine that such receivable is not a Receivable. Mr. Scarseth represented that U.S. Bancorp Card Services, Inc., prior to sale or transfer to a third party, examines its computer and other records of any receivable held in custody, to determine that such receivable is not a Receivable.

SUPPLEMENT SECTIONS 4.5 AND 4.9 - MONTHLY ALLOCATIONS

   1. Obtained written instructions provided by the Servicer to the Trustee for each of the twelve months in the period ended December 31, 2000 to make withdrawals or allocations from the Collection Account, the Interest Funding Account, and the Principal Funding Account on the applicable transfer date.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on management's assertion regarding compliance with the PSA. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



March 16, 2001

                      Report of Independent Accountants on
                         Applying Agreed-Upon Procedures

U.S. Bancorp
Minneapolis, Minnesota

We have performed the procedures enumerated below, which were agreed to by the management of U.S. Bank National Association ND, the Transferor (formerly First Bank of South Dakota), and U.S. Bancorp Card Services, Inc. (formerly FBS Card Services, Inc.), the Servicer, wholly-owned subsidiaries of U.S. Bancorp, (collectively known as the "Companies"), solely to assist you in evaluating management's assertions with respect to the Monthly Certificateholders' Statements (the "Statements") prepared by U.S. Bancorp Card Services, Inc., during each of the twelve months in the period ended December 31, 2000 pursuant to subsection 3.4 (b) of the Pooling and Servicing Agreement dated February 1, 1997 and the Supplement dated February 27, 1997 (collectively, the "PSA"). This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or any other purpose.

We performed, on a test basis, the procedures enumerated in the letter dated February 28, 2001 from the Companies, included as Attachment A to this letter, to each Statement for each of the twelve months in the period ended December 31, 2000 prepared by the Companies pursuant to subsection 3.4 (b) of the PSA. As a result of the procedures performed, we noted no instances where amounts set forth in the Statements were calculated incorrectly or were not in agreement with the corresponding amounts in the Companies' servicing records, except as described in Attachment B, Detail of Exceptions, to this letter.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on management's assertions. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



March 16, 2001

                                  Attachment B
                              Detail of Exceptions


STATEMENT DATE(S)              PROCEDURE             DESCRIPTION                 AS REPORTED         AS CALCULATED
-------------------------------------------------------------------------------------------------------------------
January through                Page 2, Item B. 3     Delinquent accounts         N/A                 N/A
December 2000                                        up to 29 days are not
                                                     included in the
                                                     Monthly Servicing
                                                     Certificates but are
                                                     required according
                                                     to the PSA
                                                     Agreement.

January through                PSA Section           Aggregate                   N/A                 N/A
December 2000                  3.4(b)(xii)           receivable balances
                                                     are not included in
                                                     the Monthly
                                                     Certificateholder
                                                     Statements but are
                                                     required according
                                                     to the PSA
                                                     Agreement.

January through                PSA Exhibit C, #23    Excess Funding              N/A                 N/A
December 2000                                        Account Balances
                                                     are not included in
                                                     the Monthly
                                                     Certificateholder
                                                     Statements but are
                                                     required according
                                                     to the PSA
                                                     Agreement.


                                  Attachment B
                        Detail of Exceptions (continued)


STATEMENT DATE(S)              PROCEDURE             DESCRIPTION                 AS REPORTED         AS CALCULATED
--------------------------------------------------------------------------------------------------------------
December 2000                  PSA Section 4.18      Top rated corporate
                                                     customer receivable
                                                     balances were
                                                     reported incorrectly.
                                                     o A-1, Siemen               $21,313,693         $21,855,958
                                                     o A-1, American
                                                       Home Products             $14,633,210         $14,647,288
                                                     o A-2, Praxair                $5,494154          $5,508,736
                                                     o A-2, Peco Energy           $3,686,269          $3,715,575
                                                     o A-3, Quintiles             $8,561,275          $8,631,833
                                                     o NR, Conagra               $11,131,297         $11,134,455
                                                     o NR, Seagate                $3,534,760          $3,924,610

December 2000                  PSA Section 4.18      Top four rated              o ConAgra, Inc.     o ConAgra, Inc.
                                                     corporate customer          o Carlson           o Carlson
                                                     receivable balances           Marketing           Marketing
                                                     for the NR rating             Group               Group
                                                     were listed in the          o Seagate           o Baltimore
                                                     incorrect order on            Technology          County Public
                                                     the Settlement              o Baltimore           Schools
                                                     Statement.                    County Public     o Seagate
                                                                                   Schools             Technology

October 2000                   PSA Section 3.4(b)    The aggregate                $9,274,995         $10,138,309
                                                     amount of Net
                                                     Interchange was
                                                     incorrectly reported
                                                     on the Settlement
                                                     Statement.


                                  Attachment B
                        Detail of Exceptions (continued)

STATEMENT DATE(S)              PROCEDURE             DESCRIPTION                 AS REPORTED         AS CALCULATED
-------------------------------------------------------------------------------------------------------------------
December 2000                  Page 1, Item A. 6     The Class A and             N/A                 N/A
                               and A. 9              Class B additional
                                                     interest amounts on
                                                     the electronic
                                                     Certificateholders'
                                                     Statement and the
                                                     Schedule to Monthly
                                                     Servicer's
                                                     Certificate are
                                                     referencing
                                                     incorrect amounts on
                                                     the electronic Form
                                                     of Payment
                                                     Instructions and
                                                     Notification to the
                                                     Trustee. However,
                                                     the additional
                                                     interest amounts are
                                                     properly reported as
                                                     zero.